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                                                                   EXHIBIT 10.36

                         JDN DEVELOPMENT COMPANY, INC.

                             EMPLOYMENT AGREEMENT


     THIS AGREEMENT, made and entered into this 13th day of February, 2001, (the "Execution Date"), to be effective as of November 27, 2000 (the "Effective Date"), is by and between LEE S. WIELANSKY (the "Employee") and JDN DEVELOPMENT COMPANY, INC., a Delaware corporation (the "Company").

                                  WITNESSETH:

     WHEREAS, the Employee desires to be employed by the Company, and the Company desires to employ the Employee, on the terms, covenants and conditions hereinafter set forth in this Agreement.

     NOW, THEREFORE, for the reasons set forth above, and in consideration of the mutual promises and agreements herein set forth, the Company and the Employee agree as follows:

     1.  Employment.  Subject to the terms and conditions set forth in this
         ----------
Agreement, on and as of the Effective Date the Company hereby employs and engages the Employee to hold the titles of President and Chief Executive Officer of the Company and perform such duties and responsibilities as may be assigned or delegated by the Board of Directors of the Company, provided such duties are commensurate with the position in which he serves. The duties and responsibilities the Employee is to perform hereunder shall be conducted primarily from the Atlanta, Georgia metropolitan area, where the principal offices of the Company are located. The Employee may also conduct his duties and responsibilities from the office described in Section 4.5 hereof. The Employee may be required from time to time to perform his duties hereunder on an occasional basis at such other places as the Board of Directors shall reasonably designate or as the interests or business opportunities of the Company may reasonably require; provided, however, that without the Employee's consent, the Employee shall not be required to relocate his residence from the St. Louis, Missouri metropolitan area. The Employee hereby accepts such employment and agrees to serve the Company as an officer for the term of this Agreement.

     2.  Term of Employment.  Except as otherwise provided herein, the initial
         ------------------
term of this Agreement shall be for one (1) year commencing on the Effective Date and ending on the first anniversary of the Effective Date (the "Employment Term"). The Employment Term may be extended by mutual written agreement of the Employee and the Company upon such terms, provisions and conditions which are mutually acceptable to the Employee and the Company.

     3.  Devotion to Duties.  The Employee agrees that during the Employment
         ------------------
Term he will devote substantially all of his business time, attention, skill and energy to the business and affairs of the Company as shall be necessary to perform the duties of his position. The Employee will use his best efforts to promote the success of the Company's business, will cooperate fully with the Board of Directors in the advancement of the best interests of the Company, and, except as provided below, will not enter into any other business affiliations or arrangements without the prior written consent of the Company.

     Nothing in this Agreement, however, is intended to prevent the Employee from engaging in additional activities in connection with personal investments (including but not limited to personal investments set forth on Schedule 3
                                                                ----------
hereto and such other real estate investments which are not, in the reasonable discretion of the Company, competitive with the Company and which do not, in the reasonable discretion of the Company, usurp a business opportunity of the Company) and community or professional affairs that are not inconsistent with the
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Employee's duties and obligations under this Agreement, including without limitation Section 10 hereof. If the Employee is elected as a director of the Employer or as a director or officer of any of its affiliates, the Employee will fulfill the Employee's duties as such director or officer without additional compensation.

     4.   Compensation of Employee.
          ------------------------

          4.1.  Base Salary.  During the term of this Agreement, the Company
                -----------
     shall pay to the Employee as compensation for the services to be performed by the Employee a base salary of Three Hundred Seventy-Five Thousand Dollars ($375,000) per year (the "Base Salary"). The Base Salary shall be payable in installments in accordance with the Company's normal payroll practice and shall be subject to such withholdings and other ordinary employee withholdings as may be required by law.

          4.2.  Bonuses; Incentive Payments. In addition to the compensation set
                ---------------------------
     forth elsewhere in this section 4, for each year or portion thereof during the Employment Term and any extensions thereof, the Employee shall be entitled to receive a bonus in an amount to be determined by the Board of Directors in its discretion, based on certain targeted goals set by the Board, based upon its evaluation of the Employee's performance during such year or portion thereof. The Employee shall also be eligible to receive such other bonuses or incentive payments as may be approved by the Board of Directors. Without limiting and in addition to the foregoing, on each of the following dates, the Employee shall be entitled to receive a cash bonus in the amount of $25,000 if the period of actual employment under this Agreement continues to the applicable date: January 1, 2001, April 1, 2001, July 1, 2001 and October 1, 2001; provided, however, that in the event of a "Termination Upon a Change in Control" or a "Termination Other Than for Cause," both as hereinafter defined, the Employee shall be paid all of such remaining unpaid bonus payments.

          4.3.  Benefits.  The Employee shall be entitled to participate, during
                --------
     the period of actual employment, in all regular employee benefit and deferred compensation plans established by each of JDN Realty Corporation ("JDN Realty") (to the extent such participation is not restricted by the Internal Revenue Code of 1986 (the "Code")) and the Company, including, without limitation, any savings and profit sharing plan, incentive stock plan, dental and medical plans, life insurance, and personal catastrophe and disability insurance, such participation to be as provided in said employee benefit plans. The Employee shall also be entitled during the period of actual employment to such paid vacation as is provided in the policy adopted by the Company. For purposes of this Agreement, the term "period of actual employment" means the portion of the Employment Term during which the Employee is employed, but not the portion following the termination of Employee's employment.

          4.4.  Office and Secretary.  The Employee will have a private office,
                --------------------
     secretarial assistance, administrative support, and such other facilities and services as the Company deems necessary or appropriate for the performance of the Employee's duties under this Agreement.

          4.5.  Reimbursement of Expenses.  The Company will provide for the
                -------------------------
     payment or reimbursement of all reasonable and necessary expenses incurred by the Employee in connection with the performance of his duties under this Agreement in accordance with the Company's expense reimbursement policy, as such may change from time to time. Without limiting the foregoing, the Company will reimburse the Employee for air travel between St. Louis, Missouri and Atlanta, Georgia at applicable coach fares and rent for the Employee's existing office (or a comparable office at an equal or lesser rental amount than the existing office) in St. Louis, Missouri during the

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     period of actual employment under this Agreement.  In addition, the
     Employee shall be entitled to receive reimbursement for up to $5,000 in legal expenses incurred in connection with the negotiation and execution of this Agreement.

          4.6. Apartment.  The Company will provide the Employee with a
               ---------
     furnished apartment in Atlanta, Georgia for the Employee's use during the Employment Term to the extent he is required to be in Atlanta to conduct Company business. The Company will pay the rent and any security deposits (excluding pet deposits and any damages in excess of any security deposits) in connection with the apartment, which will be selected by the Employee and agreed upon by the Company prior to the Employee signing a lease agreement; provided, however, the Company's liability for such rent and any security deposits shall not exceed $2,000 per month. At the Employee's request, the Company shall sign the lease agreement in lieu of the Employee signing the same and/or the Company shall guarantee the same without recourse (by contribution, subrogation or otherwise) to the Employee.

          4.7  Stock Options.  Effective as of November 28, 2000, the Employee
               -------------
     was granted options to acquire 200,000 shares of the common stock of JDN Realty at a per-share exercise price of $10.50, all of which will vest and become exercisable on November 27, 2001 (i.e., before the expiration of the one-year Employment Term). Any unexercised options shall expire ten years from the Effective Date.

          4.8  Restricted Stock.  On the Execution Date of this Agreement, the
               ----------------
     Employee has been granted 25,000 shares of restricted common stock of JDN Realty. The shares of restricted stock will vest and become transferable, subject to applicable federal and state securities laws, rules and regulations, 20% on each anniversary of the Execution Date of this Agreement; provided, however, that if the Employment Term is not extended beyond November 27, 2001 as provided in Section 2, 100% of such shares of restricted stock shall vest and become transferable, subject to applicable federal and state securities laws, rules and regulations, on November 27, 2001.

     5.   Termination of Employment.
          -------------------------

          5.1. Termination for Cause.  "Termination for Cause", as hereinafter
               ---------------------
     defined, may be effected by the Company at any time during the term of this Agreement by written notification to the Employee. Upon Termination for Cause, the Employee shall immediately be paid all accrued salary, bonus compensation to the extent earned, vested deferred compensation (other than pension plan or profit sharing plan benefits which will be paid in accordance with the terms of the applicable plan), any benefits under any plans of the Company in which the Employee is a participant to the full extent of the Employee's rights under such plans, accrued vacation pay and any appropriate business expenses incurred by the Employee reimbursable by the Company in connection with his duties hereunder, all to the date of termination, but the Employee shall not be paid any other compensation or reimbursement of any kind, including without limitation, severance compensation. In the event of a "Termination for Cause," the Employee will have thirty (30) days to vacate the apartment provided pursuant to Section 4.6; the Company will be responsible for paying or reimbursing the Employee for all expenses payable by the Company under Section 4.6 related to the same during such 30-day period. "Termination for Cause" shall mean termination by the Company of the Employee's employment by the Company by reason of the Employee's (a) failure to adhere to any written policy of the Company applicable generally to employees of the Company after notice and a reasonable opportunity to cure such failure and which failure is reasonably determined by the Company to have a material adverse effect on the Company, or (b) appropriation (or attempted appropriation) of a material business opportunity of the Company, including attempting to secure or securing

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     any personal profit or benefit (other than as a result of compensation and other benefits hereunder or as a result of employment with the Company) in connection with any transaction entered into on behalf of the Company, or
     (c) misappropriation (or attempted misappropriation) of any of the Company's funds or property, or (d) the conviction of, the indictment (or its procedural equivalent) for or the entry of a guilty plea or a plea of no contest with respect to, a felony, the equivalent thereof, or any other crime with respect to which imprisonment is a possible punishment, or (e) the good faith determination of the Company's Board of Directors (after giving the Employee notice and a reasonable opportunity to cure) that the Employee materially breached this Agreement or has failed to perform the Employee's duties to the Company in a satisfactory manner.

          5.2.  Termination Other Than for Cause.  Notwithstanding any other
                --------------------------------
     provisions of this Agreement, the Company may effect a "Termination Other Than For Cause", as hereinafter defined, at any time upon giving written notice to the Employee of such termination. Upon any Termination Other Than for Cause, the Employee shall immediately be paid all accrued salary, bonus compensation to the extent earned, vested deferred compensation (other than pension plan or profit sharing plan benefits which will be paid in accordance with the applicable plan), any benefits under any plans of the Company in which the Employee is a participant to the full extent of the Employee's rights under such plans, accrued vacation pay and any appropriate business expenses incurred by the Employee in connection with his duties hereunder, all to the date of termination, and all severance compensation provided in subsection 6.2. In addition, upon such termination of employment, all stock options granted to the Employee shall, subject to applicable federal and state securities laws, become fully vested and exercisable and all restricted common stock granted to the Employee shall fully vest and become transferable. "Termination Other Than for Cause" shall mean termination by the Company of the Employee's employment with the Company other than a termination pursuant to subsection 5.1, 5.3, 5.4, 5.5 or 5.6, or termination by the Employee of the Employee's employment with the Company by reason of (i) the Company's material breach of this Agreement, (ii) the assignment of the Employee without his consent to a position, responsibilities or duties of a materially lesser status or degree of responsibility than his position, responsibilities or duties as of the Effective Date, (iii) the relocation of the Company's principal executive office outside the metropolitan Atlanta, Georgia area, without the Employee's consent, or (iv) the requirement by the Company, subject to the provision in Section 1 hereof that the Employee shall not be required to relocate his residence from the St. Louis metropolitan area, that the Employee be based anywhere other than the Company's principal executive offices, without the Employee's consent.

          5.3.  Termination by Reason of Disability.  If, during the term of
                -----------------------------------
     this Agreement, the Employee, in the reasonable judgment of the Board of Directors, has failed to perform his duties under this Agreement on account of illness or physical or mental incapacity, and such illness or incapacity continues for a period of more than 120 consecutive days, or 180 days during any twelve-month period, the Company shall have the right to terminate the Employee's employment hereunder by written notification to the Employee and payment to the Employee of all accrued salary, bonus compensation to the extent earned, vested deferred compensation (other than pension plan or profit sharing plan benefits which will be paid in accordance with the applicable plans), any benefits under any plans of the Company in which the Employee is a participant to the full extent of the Employee's rights under such plans, accrued vacation pay and any appropriate business expenses incurred by the Employee in connection with his duties hereunder, all to the date of termination, but the Employee shall not be paid any other compensation or reimbursement of any kind, including without limitation, severance compensation.

          5.4.  Death.  In the event of the Employee's death during the term of
                -----
     this Agreement, the Employee's employment shall be deemed to have terminated as of the last

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     day of the month during which his death occurs and the Company shall pay to his estate or such beneficiaries as the Employee may from time to time designate all accrued salary, bonus compensation to the extent earned, vested deferred compensation (other than pension plan or profit sharing plan benefits which will be paid in accordance with the applicable plan), any benefits under any plans of the Company in which the Employee is a participant to the full extent of Employee's rights under such plans, accrued vacation pay and any appropriate business expenses incurred by the Employee in connection with his duties hereunder, all to the date of termination, but the Employee's estate shall not be paid any other compensation or reimbursement of any kind, including without limitation, severance compensation.

          5.5.  Voluntary Termination.  In the event of a "Voluntary
                ---------------------
     Termination," as hereinafter defined, the Company shall immediately pay all accrued salary, bonus compensation to the extent earned, vested deferred compensation (other than pension plan or profit sharing plan benefits which will be paid in accordance with the applicable plans), any benefits under any plans of the Company in which the Employee is a participant to the full extent of the Employee's rights under such plans, accrued vacation pay and any appropriate business expenses incurred by the Employee in connection with his duties hereunder, all to the date of termination, but no other compensation or reimbursement of any kind, including without limitation, severance compensation. "Voluntary Termination" shall mean termination by the Employee of Employee's employment other than (i) constructive termination as described in paragraphs (i) through (iv) of subsection 5.2,
     (ii) termination by reason of the Employee's disability as described in subsection 5.3, (iii) termination by reason of the Employee's death as described in subsection 5.4, and (iv) Termination Upon a Change in Control as described in subsection 5.6.

          5.6.  Termination Upon a Change in Control.  In the event of a
                ------------------------------------
     "Termination Upon a Change in Control," as hereinafter defined, the Employee shall immediately be paid all accrued salary, bonus compensation to the extent earned, vested deferred compensation (other than pension plan or profit sharing plan benefits which will be paid in accordance with the applicable plans), any benefits under any plans of the Company in which Employee is a participant to the full extent of the Employee's rights under such plans, accrued vacation pay and any appropriate business expenses incurred by the Employee in connection with his duties hereunder, all to the date of termination, and all severance compensation provided in subsection 6.1. "Termination Upon a Change in Control" shall mean a termination by the Company (other than a Termination for Cause) or by the Employee (other than under threat of an imminent Termination for Cause) , in either case within one year following a "Change in Control" as hereinafter defined. "Change in Control" shall mean the date on which the Company first determines that any of the following has occurred:

                (a) any individual, entity or group (a "Person"), other than one or more of the Company's shareholders on the Effective Date of this Agreement or any entity that either one of them controls, becomes the beneficial owner of 50% or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors of the Company (the "Company Outstanding Voting Securities"); provided, however, that any acquisition directly from or by the Company or any acquisition by any Person from W. Fred Williams of his shares of the Company Outstanding Voting Securities on or before April 30, 2001 which acquisition has been approved by the Company's Board of Directors (or, in the absence of any members on the Company's Board of Directors, by all of the Company's non-transferring voting security holders) shall be excluded from this paragraph (a);

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               (b)  any Person becomes the beneficial owner of 50% or more of the combined voting power of the then outstanding voting securities of JDN Realty entitled to vote generally in the election of directors of JDN Realty ("Realty Outstanding Voting Securities"); provided, however, that any acquisition directly or indirectly by JDN Realty or any acquisition by a company pursuant to a transaction which complies with subparagraphs (i), (ii) and (iii) in paragraph (c) below shall be excluded from this paragraph (b);

               (c) consummation of a reorganization, merger or consolidation (a "Business Combination") of JDN Realty, unless, in each case, following such Business Combination (i) all or substantially all of the Persons who were the beneficial owners, respectively, of the Realty Outstanding Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than a majority of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the company resulting from such Business Combination, (ii) no Person (excluding any company resulting from such Business Combination) beneficially owns, directly or indirectly, 50% or more of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the company resulting from such Business Combination except to the extent such ownership existed prior to the Business Combination, and (iii) at least a majority of the members of the Board of Directors of the company resulting from the Business Combination are Continuing Directors (as hereinafter defined) at the time of the execution of the definitive agreement, or the action of the Board, providing for such Business Combination;

               (d) consummation of a reorganization, merger or consolidation of the Company unless, following such reorganization, merger or consolidation, the Company is controlled by JDN Realty;

               (e) consummation of the sale, other than in the ordinary course of business, of more than 50% of the combined assets of JDN Realty and the Company in a transaction or series of related transactions during the course of any twelve-month period;

               (f) consummation of the divestiture of control of the Company by JDN Realty in the event that JDN Realty obtains control of the Company; and

               (g) the date on which Continuing Directors (as hereinafter defined) cease for any reason to constitute at least a majority of the Board of Directors of JDN Realty.

     As used in this Section 5.6, the definitions of the terms "beneficial owner" and "group" shall have the meanings ascribed to those terms in Rule 13(d)(3) under the Securities Exchange Act of 1934. As used in this Section 5.6, the term "Continuing Directors" shall mean, as of any date of determination, (i) any member of the Board of Directors on the Effective Date of this Agreement, (ii) any person who has been a member of the Board of Directors for the two years immediately preceding such date of determination, or (iii) any person who was nominated for election or elected to the Board of Directors with the affirmative vote of the greater of (A) a majority of the Continuing Directors who were members of the Board of Directors at the time of such nomination or election or (B) at least four Continuing Directors but excluding, for purposes of this clause (iii), any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies by or on behalf of a Person other than the Board of Directors of JDN Realty. "Control" means the direct or indirect

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ownership of voting securities constituting more than fifty percent (50%) of the issued voting securities of a corporation.

          5.7. Notice of Termination.  The Company or the Employee may effect a
               ---------------------
     termination of the Employee's employment by the Company pursuant to the provisions of this section 5 upon giving thirty (30) days' written notice to the other party of such termination.

     6.  Severance Compensation
         ----------------------

          6.1. Termination Upon Change in Control.  In the event the Employee's
               ----------------------------------
     employment is terminated in a Termination Upon a Change in Control, the Employee shall be paid the following as severance compensation:

               (a) For one (1) year following such termination of employment, an amount (payable on the dates specified in subsection 4.1 except as otherwise provided herein) equal to the Base Salary at the rate payable at the time of such termination. Notwithstanding any provision in this paragraph (a) to the contrary, the Employee may, in the Employee's sole discretion, by delivery of a notice to the Company within thirty (30) days following a Termination Upon a Change in Control, elect to receive from the Company a lump sum severance payment by bank cashier's check equal to the present value of the flow of cash payments that would otherwise be paid to the Employee pursuant to this paragraph (a). Such present value shall be determined as of the date of delivery of the notice of election by the Employee and shall be based on a discount rate equal to LIBOR plus 2.25%, as reported in the Wall Street Journal, or similar publication, on the date of delivery of the election notice. If the Employee elects to receive a lump sum severance payment, the Company shall make such payment to the Employee within thirty (30) days following the date on which the Employee notifies the Company of the Employee's election.

               (b) In the event that the Employee is not otherwise entitled to fully exercise all awards granted to him under the Company's Incentive Stock Plan, and the Incentive Stock Plan does not otherwise provide for acceleration of exerciseability upon the occurrence of the Change in Control described herein, such awards shall become immediately exercisable upon a Change in Control.

               (c) All restricted stock granted to the Employee will, subject to applicable federal and state securities laws, vest and become transferable.

               (d) The Employee shall continue to accrue retirement benefits and shall continue to enjoy any benefits under any plans of the Company in which the Employee is a participant to the full extent of the Employee's rights under such plans, including any perquisites provided under this Agreement, through the remainder of the Employment Term; provided, however, that the benefits under any such plans of the Company in which the Employee is a participant, including any such perquisites, shall cease upon the Employee's obtaining other employment. If necessary to provide such benefits to the Employee, the Company shall, at its election, either: (i) amend its employee benefit plans to provide the benefits described in this paragraph (c), to the extent that such is permissible under the nondiscrimination requirements and other provisions of the Internal Revenue Code of 1986 (the "Code") and the provisions of the Employee Retirement Income Security Act of 1974, or (ii) provide separate benefit arrangements or cash payments so that the Employee receives amounts equivalent thereto, net of tax consequences.

          6.2.  Termination Other Than for Cause.  In the event the Employee's
                --------------------------------
     employment is terminated in a Termination Other Than for Cause, the Employee shall be paid as severance compensation his Base Salary, at the rate payable at the time of such termination, through the twelve-month period commencing on the effective date of such termination. Notwithstanding any provision in this subsection 6.2 to the contrary, the Company may, in the Company's sole discretion, by delivery of a notice to the Employee within thirty (30) days following a Termination Other Than for Cause, elect to remit to the Employee a lump sum severance payment by bank cashier's check equal to the present value of the flow of cash payments that would otherwise be paid to the Employee pursuant to this subsection
     6.2. Such present value shall be determined as of the date of delivery of the notice of election by the Company and shall be based on a discount rate equal to LIBOR plus 2.25%, as reported in The Wall Street Journal, or similar publication, on the date of delivery of the election notice. If the Company elects to remit a lump sum severance payment, the Company shall make such payment to the Employee within thirty (30) days following the date on which the Company notifies the Employee of its election. In the event that the Employee is not otherwise entitled to fully exercise all awards granted to him under the Company's Incentive Stock Plan, and the Incentive Stock Plan does not otherwise provide for acceleration of exerciseability upon the occurrence of a Termination Other Than for Cause described herein, such awards shall become immediately exercisable upon a Termination Other Than for Cause.

          6.3.  Termination Upon Any Other Event.  In the event of a Voluntary
                --------------------------------
     Termination, Termination For Cause, termination by reason of the Employee's disability pursuant to subsection 5.5 or termination by reason of the Employee's death pursuant to subsection 5.6, the Employee or his estate shall not be paid any severance compensation.

          6.4.  Parachute Payment Reduction.  Notwithstanding any other
                ---------------------------
     provisions of this Agreement, any amounts payable under this Agreement (including but not limited to severance payments) shall be limited to the maximum amount that may be paid so that no such payment will, when combined with all other amounts to be received by the Employee upon a change in control (described in Section 280G(b)(2)(A) of the Code), constitute a "parachute payment" (defined in Section 280G(b)(2) of the Code) and so that no "excess parachute payments" (defined in Section 280G(b)(1) of the Code) made to the Employee are taxable to the Employee pursuant to Section 4999 of the Code. The parties intend that the Employee shall receive the maximum payments permissible that are not subject to the taxes described in Sections 280G and 4999 of the Code and shall interpret this provision in accordance with such intention. In further accord with such intention, nothing herein shall be construed to limit the Employee's right to receive payments that do not exceed reasonable compensation for services or to receive payments that are otherwise not taken into account in calculating "parachute payments" under Section 280G of the Code.

     7.   Obligations Contingent on Performance.  The obligations of the Company
          -------------------------------------
under this Agreement, including its obligation to pay the compensation provided for herein, shall be contingent upon the Employee's performance of his obligations under this Agreement. In the event the Company intends to assert that the Employee is not performing his obligations under this Agreement, the Company shall first give notice to the Employee describing such non-performance and shall give Employee a reasonable opportunity (of not less than 30 days) to cure such non-performance prior to being relieved of the Company's obligations.

     8.   Confidentiality.  The Employee agrees to hold in strict confidence all
          ---------------
information concerning any matters affecting or relating to the business of the Company, including without limiting the generality of the foregoing its manner of operation, plans, protocols, processes, computer programs, tenant lists, client lists, marketing information and analyses, or other data, without regard to whether all of the foregoing matters will be deemed confidential or material. The Employee agrees that he will not, directly or indirectly, use any such information for the benefit of others than the Company or disclose or communicate any of such information in any manner whatsoever other than to the directors, officers, employees, agents and representatives of the Company who need to know such information, who shall be informed by the Employee of the confidential nature of such information and directed by the Employee to treat such information confidentially, or to the Company's vendors, suppliers, customers or others contacted by the Employee in the course of performing his duties as President of the Company who need to know such information, who shall be informed by the Employee of the confidential nature of such information and who shall expressly agree to maintain the confidentiality of such information. Upon the Company's request, the Employee shall return all information furnished to him related to the business of the Company. The above limitations on use and disclosure shall not apply to information which the Employee can demonstrate: (a) was known to the Employee before receipt thereof from the Company; (b) is learned by the Employee from a third party entitled to disclose it; or (c) becomes known publicly other than through the Employee. The parties hereto stipulate that all such information is material and confidential and gravely affects the effective and successful conduct of the business of the Company and the Company's goodwill, and that any breach of the terms of this section 8 shall be a material breach of this Agreement. The terms of this section 8 shall remain in effect following the termination of this Agreement.

     9.   Use of Proprietary Information.  The Employee recognizes that the
          ------------------------------
Company possesses a proprietary interest in all of the information described in section 8 and has the exclusive right and privilege to use, protect by copyright, patent or trademark, manufacture or otherwise exploit the processes, ideas and concepts described therein to the exclusion of the Employee, except as otherwise agreed between the Company and the Employee in writing. The Employee expressly agrees that any products, inventions, discoveries or improvements made by the Employee, his agents or affiliates, during the term of this Agreement, based on or arising out of the information described in section 8 shall be the property of and inure to the exclusive benefit of the Company. The Employee further agrees that any and all products, inventions, discoveries or improvements developed by the Employee (whether or not able to be protected by copyright, patent or trademark) in the scope of his employment, or involving the use of the Company's time, materials or other resources, shall be promptly disclosed to the Company and shall become the exclusive property of the Company.

     10.  Non-Competition Agreement.
          -------------------------

          10.1.  Non-Competition.  The Employee agrees that, during the period
                 ---------------
     of actual employment, the Employee shall not, without the prior written consent of the Company, directly or indirectly, own, manage, operate, control, be connected with as an officer, employee, partner, consultant or otherwise, or otherwise engage or participate in, except as an employee of the Company, or any corporation directly or indirectly controlled by it or under common control with it, any corporation or other business entity engaged in any activity competitive with the Company, including the business of owning, developing, leasing or managing shopping center properties; provided, however, the Employee may continue to be an investor and manage investments set forth on Schedule 3 hereto and such other
                                         ----------
     personal investments to the extent such activities are not, in the reasonable discretion of the Company, competitive with the Company and which do not, in the reasonable discretion of the Company, usurp a business opportunity of the Company. Further, the Employee may continue to be a member of the Board of Directors of Acadia Realty Trust. Notwithstanding the foregoing, the ownership by the Employee of less than 5% of any class of the outstanding capital stock of any corporation conducting such a competitive business which is regularly traded on a national securities exchange or in the over-the-counter market shall not be a violation of the foregoing covenant.

          10.2.  Non-Solicitation.  During the period of actual employment and,
                 ----------------
     in addition, the period, if any, during which the Employee shall be entitled to severance compensation pursuant to section 6 (notwithstanding an election by the Employee to receive a lump sum severance payment for such period), the Employee shall not, except on behalf of or with the prior written consent of the Company, (a) contact or solicit, directly or indirectly, any customer, client, tenant or account whose identity the Employee obtained through association with the Company, regardless of the geographical location of such customer, client, tenant or account, or (b) directly or indirectly, entice or induce, or attempt to entice or induce, any employee of the Company to leave such employ, or employ any such person in any business similar to or in competition with that of the Company. The Employee hereby acknowledges and agrees that the provisions set forth in this subsection 10.2 constitute a reasonable restriction on his ability to compete with the Company.

          10.3.  Saving Provision.  The parties hereto agree that, in the event
                 ----------------
     a court of competent jurisdiction shall determine that the geographical or durational elements of this covenant are unenforceable, such determination shall not render the entire covenant unenforceable. Rather, the excessive aspects of the covenant shall be reduced to the threshold which is enforceable, and the remaining aspects shall not be affected thereby.

          10.4.  Equitable Relief.  The Employee acknowledges that the extent of
                 ----------------
     damages to the Company from a breach of sections 8, 9 and 10 of this Agreement would not be readily quantifiable or ascertainable, that monetary damages would be inadequate to make the Company whole in case of such a breach, and that there is not and would not be an adequate remedy at law for such a breach. Therefore, the Employee specifically agrees that the Company is entitled to injunctive or other equitable relief from a breach of sections 8, 9 and 10 of this Agreement, and hereby waives and covenants not to assert against a prayer for such relief that there exists an adequate remedy at law, in monetary damages or otherwise.

     11.  Indemnification.
          ---------------

          11.1.  Right to Indemnification.  The Company shall indemnify the
                 ------------------------
     Employee to the full extent permitted by the General Corporation Law of the State of Delaware and the Company's Certificate of Incorporation.


          11.2.  Non-Exclusivity of Rights.  The indemnification and advancement
                 -------------------------
     of expenses provided by, or granted pursuant to, this section 11 shall not be deemed exclusive of any other rights to which the Employee may be entitled by law, the Company's Articles of Incorporation or Bylaws, an agreement with the Company, or a resolution of the Board of Directors or of the Company's shareholders. Any repeal or modification of the provisions of this section 11 shall be prospective only and shall not adversely affect any right or protection set forth herein in favor of the Employee at the time of such repeal or modification.

          11.3.  Insurance.  The Company may, to the fullest extent permitted by
                 ---------
     law, purchase and maintain insurance, at its expense, to protect itself and the Employee against any liability asserted against the Employee and incurred by the Employee in any such capacity, or arising out of the Employee's duties hereunder, whether or not the Company would have the power to indemnify the Employee against such liability under the provisions of this section 11, the General Corporation Law of the State of Delaware or otherwise.

          11.4.  Saving Provision.  If this section 11 or any portion thereof
                 ----------------
     shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify the Employee as to expenses (including attorneys' fees), judgments, fines, penalties and amounts paid in settlement with respect to any actual or threatened action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise, to the fullest extent permitted by any applicable portion of this section 11 which shall not have been invalidated, by the General Corporation Law of the State of Delaware or by any other applicable law.

     12.  Assignment.  The Employee and the Company acknowledge that certain
          -----------
changes dictated by the Ticket to Work and Work Incentives Improvement Act of 1999 (the "Act"), to be effective January 1, 2001, will trigger a restructuring and/or change of ownership of the Company. It is the intent of the parties to this Agreement that, despite any conversion of the Company into, or combination of the Company or its business with, a taxable REIT subsidiary of JDN Realty, the Employee will continue to be employed under the terms of this Agreement. The Employee hereby agrees to an assignment of this Agreement by the Company to a taxable REIT subsidiary of JDN Realty solely for the purpose of effecting changes in the Company's business to comply with the Act. Following or in anticipation of an assignment, without the Employee's consent, however, the duties and responsibilities of the Employee performed for the assignee shall not be materially increased, altered or diminished in a manner inconsistent with the Employee's duties and responsibilities hereunder for the Company, nor shall there be a reduction in the Employee's title. Except as provided in this
Section 12, this Agreement may not be assigned by either party without the written consent of the other party.

     13.  Entire Agreement.  This Agreement and any agreements entered into
          ----------------
under any of the Company's benefit plans as described in subsection 4 contain the complete agreement concerning the employment arrangement between the parties and shall, as of the Effective Date, supersede all other agreements or arrangements between the parties with regard to the subject matter hereof.

     14.  Binding Agreement.  This Agreement shall be binding upon and inure to
          -----------------
the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns. The obligations of the Company under this Agreement shall not be terminated by reason of any liquidation, dissolution, bankruptcy, cessation of business or similar event relating to the Company. This Agreement shall not be terminated by reason of any merger, consolidation or reorganization of the Company, but shall be binding upon and inure to the benefit of the surviving or resulting entity.

     15.  Modification.  No waiver or modification of this Agreement or of any
          ------------
covenant, condition, or limitation herein contained shall be valid unless in writing and duly executed by the party to be charged therewith and no evidence of any waiver or modification shall be offered or received in evidence of any proceeding, arbitration, or litigation between the parties hereto arising out of or affecting this Agreement, or the rights or obligations of the parties thereunder, unless such waiver or modification is in writing, duly executed as aforesaid.

     16.  Severability.  All agreements and covenants contained herein are
          ------------
severable, and in the event any of them shall be held to be invalid or unenforceable by any court of competent jurisdiction, this Agreement shall be interpreted as if such invalid agreements or covenants were not contained herein.

     17.  Manner of Giving Notice.  All notices, requests and demands to or upon
          -----------------------
the respective parties hereto shall be sent by hand, certified mail, overnight air courier service, or telecopier (if within a reasonable time a permanent copy is given by any of the other methods described above), in each case with all applicable charges paid or otherwise provided for, addressed as follows, or to such other address as may hereafter be designated in writing by the respective parties hereto:

     To Company:
     ----------

     JDN Development Company, Inc.
     359 East Paces Ferry Road
     Suite 400
     Atlanta, Georgia  30305
     Telephone:  (404) 262-3252
     Facsimile:   (404) 364-6446
     Attention:  John D. Harris, Jr., Vice President

     To Employee:
     -----------

     Mr. Lee S. Wielansky
     912 Town & Country Estates Court
     St. Louis, Missouri 63141
     Telephone: (314) 569-4144

     With a copy to:

     Joseph D. Lehrer, Esq.
     Greensfelder Hemker & Gale, P.C.
     2000 Equitable Building
     10 South Broadway
     St. Louis, MO  63102
     Telephone:  (314) 241-9090
     Facsimile:  (314) 241-8624

     Such notices, requests and demands shall be deemed to have been given or made on the date of delivery if delivered by hand or by telecopy and on the next following date if sent by mail or by air courier service.

     18.  Remedies.  In the event of a breach of this Agreement, the non-
          --------
breaching party shall be entitled to such legal and equitable relief as may be provided by law, and shall further be entitled to recover all costs and expenses, including reasonable attorneys' fees, incurred in enforcing the non-breaching party's rights hereunder.

     19.  Headings.  The headings have been inserted for convenience only and
          --------
shall not be deemed to limit or otherwise affect any of the provisions of this Agreement.

     20.  Choice of Law.  It is the intention of the parties hereto that this
          -------------
Agreement and the performance hereunder be construed in accordance with, under and pursuant to the laws of the State of Delaware without regard to the jurisdiction in which any action or special proceeding may be instituted.


[Next page is signature page.]

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first stated above.


                         JDN Development Company, Inc.

                         By: /s/ Craig Macnab
                             ----------------
                         Title: EVP




                         /s/ Lee S. Wielansky
                         --------------------
                         Lee S. Wielansky



                         JDN Realty Corporation joins in the foregoing Employment Agreement solely to guarantee the Company's performance of its obligations under Sections 4.7 and
                         4.8 thereof:


                         By: /s/ Craig Macnab
                             ----------------
                         Title: CEO